Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ARCADIA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-0571538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of Principal Executive Offices) (Zip Code)

2015 Omnibus Equity Incentive Plan

2015 Employee Stock Purchase Plan

2021 Inducement Option Grants

(Full title of the plan)

Matthew Plavan

President and Chief Executive Officer

202 Cousteau Place, Suite 105

Davis, CA 95618

(530) 756-7077

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Pamela Haley Chief Financial Officer 202 Cousteau Place, Suite 105 Davis, CA 95618	Michael De Angelis, Esq. Jeffrey Pietsch, Esq. Weintraub Tobin Chediak Coleman Grodin Law Corporation 475 Sansome Street, Suite 1800 San Francisco, CA 94111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 Par Value	21,875 (2)	$2.36 (5)	$51,625	$5.63
Common Stock, $0.001 Par Value	538,034 (3)	$2.77 (6)	$1,490,354	$162.60
Common Stock, $0.001 Par Value	248,000 (4)	$2.77 (6)	$686,960	$74.95
Total:	807,909		$2,228,939	$243.18

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2015 Employee Stock Purchase Plan (the “ESPP”), the 2015 Omnibus Equity Incentive Plan, as amended (the “2015 Plan”) or the 2021 Inducement Option Grants (the “2021 Inducement Grant”), by reason of any stock dividend, stock split, recapitalization or similar transactions.

(2)	Represents 21,875 additional shares of common stock authorized as of January 1, 2021, under the evergreen provision of the ESPP.
(3)	Represents 538,034 additional shares of common stock authorized as of January 1, 2021, under the evergreen provision of the 2015 Plan.
(4)	Represents 248,000 shares of common stock authorized as of May 17, 2021, according to the 2021 Inducement Grant.
(5)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to 85% of $2.77, the average of the high and low sales price of a share of the registrant’s common stock as reported on The NASDAQ Capital Market on May 21, 2021. Pursuant to the ESPP, shares are sold at 85% of the lesser of the fair market value of such shares on the first trading day of the offering period and the last trading day of the purchase period.

(6)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Capital Market on May 21, 2021.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 21,875 shares of the Registrant’s common stock available to be issued pursuant to the Registrant’s 2015 Employee Stock Purchase Plan, (ii) 538,034 shares of the Registrant’s common stock available to be issued pursuant to the Registrant’s 2015 Omnibus Equity Incentive Plan, and (iii) 248,000 shares of the Registrant’s common stock available to be issued pursuant to the Registrant’s 2021 Inducement Option Grants, which are the same class as those securities previously registered on an effective Form S-8 filed with the Securities and Exchange Commission on (i) May 15, 2015 (File No. 333-204215) (the “2015 Registration Statement”), (ii) March 8, 2016 (File No. 333-210023) (the “2016 Registration Statement”), (iii) March 8, 2017 (File No. 333-216545) (the “2017 Registration Statement”), (iv) March 21, 2018 (File No. 333-223805) (the “2018 Registration Statement”), (vii) June 11, 2019 (File No. 333-232072) (the “2019 Registration Statement”), and (viii) March 27, 2020 (File No. 333-237438) (the “2020 Registration Statement”), and the contents of the 2015 Registration Statement, 2016 Registration Statement, 2017 Registration Statement, 2018 Registration Statement, 2019 Registration Statement, and 2020 Registration Statement as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, is incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Exhibits

Exhibit No.	Description of Exhibit

5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation.
10.1

2015 Omnibus Equity Incentive Plan and form of agreement thereunder (previously filed as Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 filed on July 26, 2019 and incorporated herein by reference).

10.2

2015 Employee Stock Purchase Plan and form of agreement thereunder (previously filed as Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1/A filed on May 11, 2015 and incorporated herein by reference).

10.3	2021 Form of Inducement Option Grant.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Weintraub Tobin Chediak Coleman Grodin Law Corporation (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davis, State of California, on this 28th day of May, 2021.

ARCADIA BIOSCIENCES, INC.

By:	/s/ PAMELA HALEY
Name:	Pamela Haley
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Matthew T. Plavan and as attorney-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW T. PLAVAN	President and Chief Executive Officer and Director
Matthew T. Plavan	(principal executive officer)	May 28, 2021

/s/ PAMELA HALEY	Chief Financial Officer
Pamela Haley	(principal financial and accounting officer)	May 28, 2021

/s/ KEVIN COMCOWICH
Kevin Comcowich	Director	May 28, 2021

/s/ ALBERT D. BOLLES
Albert D. Bolles	Director	May 28, 2021

/s/ LILIAN SHACKELFORD MURRAY
Lilian Shackelford Murray	Director	May 28, 2021

/s/ GREGORY D. WALLER
Gregory D. Waller	Director	May 28, 2021

/s/ AMY YODER
Amy Yoder	Director	May 28, 2021

/s/ DEBORAH D. CAROSELLA
Deborah D. Carosella	Director	May 28, 2021